Exhibit 99(a)(1)(B)
Offer Expiration: September 20, 2023

Return to:
MSC Income Fund, Inc.
430 W. 7th Street, Suite 219406
Kansas City, Missouri 64105-1407

All Custodial and Broker-controlled accounts must include the Custodian and/or Broker Dealer signature.

Hines Investor Relations
Toll-Free: 888.220.6121

Website: mscincomefund.com/investors

Letter of Transmittal

THIS IS AN OFFER BY MSC INCOME FUND, INC. AND MAIN STREET CAPITAL CORPORATION TO PURCHASE SHARES OF THE COMPANY’S COMMON STOCK AT A PURCHASE PRICE NOT LESS THAN $4.50 AND NOT MORE THAN $7.74 PER SHARE

IF YOU HAVE NO DESIRE TO SELL ANY OF YOUR SHARES PLEASE DISREGARD THE REMAINDER OF THIS LETTER
This is the Letter of Transmittal for the tender offer made severally and not jointly by MSC Income Fund, Inc. (the “Company”) and Main Street Capital Corporation, parent company to the Company’s investment adviser (“Main Street,” and, together with the Company, the “Purchasers”) pursuant to the Offer to Purchase dated August 16, 2023 (the “Offer to Purchase”) to purchase up to an aggregate amount of $3,500,000 of shares of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Shares”) at a purchase price, determined in accordance with the Offer to Purchase, not less than $4.50 and not more than $7.74 (the Company’s net asset value (“NAV”) per Share as of August 1, 2023) (the “Purchase Price”), less any applicable withholding taxes and without interest. The number of Shares available to be repurchased is dependent upon the Purchase Price.
THE OFFER WILL EXPIRE AT 5:00 P.M., CENTRAL TIME, ON SEPTEMBER 20, 2023, UNLESS THE OFFER IS EXTENDED BY THE PURCHASERS (THE “EXPIRATION DATE”).
Any questions concerning the Offer to Purchase or this Letter of Transmittal may be directed to the following address:
MSC Income Fund, Inc.
430 W. 7th Street, Suite 219406
Kansas City, Missouri 64105-1407
Phone: 888.220.6121
Fax: 877.616.1113
All Custodial and Broker-controlled accounts must include the Custodian and/or Broker Dealer signature. Sufficient time should be allowed to ensure timely delivery from the Custodian and/or Broker Dealer prior to the Expiration Date.
Delivery of this Letter of Transmittal and all other documents to an address other than as set forth above or as set forth on page 5 will not constitute a valid delivery to the Company.
The Offer to Purchase and this entire Letter of Transmittal, including the accompanying instructions, should be read carefully before this Letter of Transmittal is completed.
IF YOU WISH TO RETAIN YOUR SHARES YOU NEED NOT TAKE ANY ACTION.
SIGNATURES MUST BE PROVIDED ON PAGE 5.
Instructions
FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL
1. Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed, if applicable, on page 5 in accordance with Rule 17Ad–15 (promulgated under the Securities Exchange Act of 1934, as amended) by an eligible guarantor institution that is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country.

2. Delivery of Letter of Transmittal. This Letter of Transmittal, properly completed and duly executed, should be sent by mail or courier or delivered by hand to the Purchasers in each case at the address set forth on the front page of this Letter of Transmittal in order to make an effective tender. A properly completed and duly executed Letter of Transmittal must be received by the Purchasers at the address set forth on the front page of this Letter of Transmittal by the Expiration Date. The Purchase Price will be paid and issued in exchange for the Shares tendered and accepted for purchase by the Company pursuant to the Offer to Purchase in all cases only after receipt by the Purchasers of a properly completed and duly executed Letter of Transmittal.
The method of delivery of all documents is at the option and risk of the Signatory (as defined below) and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.
3. Minimum Tenders. A stockholder may tender any or all of his, her or its Shares in whole or in part.
4. Tender Price and Number of Shares Tendered.
(a) To tender all your Shares at one price, check the box in the first row on the Letter of Transmittal corresponding to the price at which you wish to tender all of your Shares.
(b) To tender less than all of your Shares or to tender all the Shares you own in portions at more than one price, in the second row on the Letter of Transmittal please indicate the number of Shares at each specific price within the range of $4.50 and not more than $7.74 (the Company’s NAV per Share as of August 1, 2023) at which you are tendering the respective number of Shares. Be certain that you do not indicate that you are tendering more Shares than you actually own. The number of Shares you enter in the second row on the Letter of Transmittal should not add up to more than the total number of Shares you own. Any given Share cannot be tendered at more than one price. To change the price or prices at which your Shares are being tendered, you must properly withdraw the prior tender and submit a new Letter of Transmittal as provided in Section 5—Withdrawal Rights of the Offer to Purchase. The same price will be paid for all tendered Shares accepted for purchase.
5. Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.
(a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares to be tendered, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) on the subscription agreement accepted by the Company in connection with the purchase of the Shares, unless such Shares have been transferred by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the stock ledger maintained in book-entry form by SS&C GIDS, Inc., the Company’s transfer agent.
(b) If any Shares tendered with this Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
(c) If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, such person must so indicate when signing, and proper evidence satisfactory to the Company of such person’s authority to so act must be submitted.
6. Withholding. The Purchasers are entitled to deduct and withhold from any payment to be made pursuant to the Offer to any stockholder whose Shares are accepted for tender by the Purchasers any amounts that the Purchasers are required to deduct and withhold with respect to making such payment under the Internal Revenue Code of 1986, as amended, or any other provision of state, local, or foreign tax law. To the extent any amounts are withheld, the withheld amounts shall be treated for all purposes as having been made and attributable to the holder of Shares in respect of which such deduction and withholding was made. Each stockholder accepting the Offer who has not previously submitted to the Company a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9 or substitute IRS Form W-9 (included with the original subscription) (for U.S. stockholders) or IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY, IRS Form W-8ECI, IRS Form W-8EXP or other applicable form (for Non-U.S. stockholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Company. This form requirement is intended to prevent the potential imposition of U.S. federal backup withholding tax on the gross payments made pursuant to the Offer, prior to receiving such payments. Certain persons holding Shares (including among others, most corporations and certain foreign persons) are exempt from backup withholding. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of a person or persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of tax, a refund may be obtained by an affected stockholder from the IRS. A stockholder should consult his or her tax advisor as to his or her qualification for exemption from the backup withholding requirements and the procedure for obtaining an exemption.
7. Determinations of Validity. All questions as to the form of documents and the validity of Shares will be resolved by the Purchasers in their sole discretion, which determination shall be final and binding. The Purchasers reserve the absolute right to reject any tenders of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Purchasers, be unlawful. The Purchasers reserve the absolute right to waive any defect or irregularity of delivery for exchange with regard to any tender of Shares, provided that any such waiver shall apply to all tenders of Shares.
8. Cost Basis. The Purchasers have elected the first-in, first-out (FIFO) method as the default for calculating cost basis for the tendered shares. If you wish to change your cost basis method, please go to www.hinessecurities.com/ to log into your account.
SS&C GIDS, INC., AS TRANSFER AGENT FOR THE COMPANY, WILL NOT BE OBLIGATED
TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND WILL NOT
INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.
*              *              *

IMPORTANT: THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING
ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S)
MUST BE RECEIVED BY THE PURCHASERS PRIOR TO THE EXPIRATION DATE.

Letter of Transmittal -

PLEASE CAREFULLY REVIEW THE INSTRUCTIONS AND COMPLETE THE FOLLOWING PAGES

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Purchasers the number of Shares specified on page 2 for purchase in cash by the Purchasers at purchase price not less than $4.50 and not more than $7.74 per Share (the Company’s net asset value (“NAV”) per Share as of August 1, 2023) (the “Purchase Price”), under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the “Offer”).

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signatory hereby sells, assigns and transfers to, or upon the order of, the Purchasers, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints SS&C GIDS, Inc. as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions set forth in the Offer.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Purchasers may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. In any such event, the Signatory understands that the Shares not purchased, if any, will continue to be held by the Signatory and will not be tendered.

The Signatory understands that acceptance of Shares by the Purchasers for payment will constitute a binding agreement between the Signatory and the Purchasers upon the terms and subject to the conditions of the Offer.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

OFFER EXPIRATION: SEPTEMBER 20, 2023
LETTER OF TRANSMITTAL FOR TENDER OFFER
If you wish to sell your shares, complete the following form. THIS FORM CANNOT BE USED AFTER THE EXPIRATION DATE.

1.INVESTOR INFORMATION

Name(s) on the Account	Investor Email Address
Investor Phone Number	Social Security Number/TIN
Account Number	Financial Advisor Email Address
Financial Advisor Name
Financial Advisor Phone Number

2.TENDERING SHARES AND PURCHASE PRICE ELECTION
PLEASE MAKE ONLY ONE SELECTION UNDER 2(a), (b) OR (c) BELOW. IF MORE THAN ONE OPTION IS SELECTED, OR IF NO OPTION IS SELECTED, THERE IS NO VALID TENDER OF SHARES.
(a) Tendering ALL Shares at a Specific Price

TENDERING PRICE: (DOLLARS PER SHARE)	$4.50	$5.00	$5.50	$6.00	$6.50	$7.00	$7.50	$7.74
(Check ONLY ONE box )	☐	☐	☐	☐	☐	☐	☐	☐
(b) Tendering less than all Shares or tendering Shares at more than one price

TENDERING PRICE: (DOLLARS PER SHARE)	$4.50	$5.00	$5.50	$6.00	$6.50	$7.00	$7.50	$7.74
(Enter the number of Shares only)
NOTE: If you are completing box 2(b), the total number of Shares tendered cannot exceed the total number of Shares you own.
(c) Tendering ALL Shares at the Purchase Price determined pursuant to the Offer
By checking the box below INSTEAD OF ONE OF THE BOXES UNDER 2(a) or (b) above, the undersigned tenders shares at the Purchase Price, as shall be determined by the Purchasers in accordance with the terms of the Offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $4.50 per share.
☐ The undersigned wants to maximize the chance of having the Purchasers purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Purchasers in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $4.50 PER SHARE.
PLEASE MAKE ONLY ONE SELECTION UNDER 2(a), (b) OR (c) ABOVE. IF MORE THAN ONE OPTION IS SELECTED, OR IF NO OPTION IS SELECTED, THERE IS NO VALID TENDER OF SHARES.

3.PAYMENT INSTRUCTIONS (Select only one)
Indicate how you wish to receive your payment below. If an option is not selected, a check will be sent to your address of record. Proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker Dealer of record, will automatically be issued to the Custodian or Broker Dealer of record, as applicable. All custodial and broker-controlled accounts must include the Custodian and/or Broker Dealer signature.
☐ Cash/Check Mailed to Address of Record
☐ Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required)

Name / Entity Name / Financial Institution		Mailing Address
City	State	Zip Code	Account Number
☐ Cash/Direct Deposit Attach a pre-printed voided check.
(Signature Guarantee required) (Non-Custodial Investors Only)

I authorize MSC Income Fund, Inc., Main Street Capital Corporation and their agent to deposit my distribution into my checking or savings account. In the event that MSC Income Fund, Inc., Main Street Capital Corporation, or their agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Bank / Financial Institution:	Mailing Address
City	State	Zip Code
Your Bank's ABA Routing Number	Your Bank Account Number		☐ Checking Account ☐ Savings Account
Please attach a pre-printed voided check.
4.CONDITIONAL TENDER
If the number of Shares properly tendered and not properly withdrawn prior to the Expiration Date exceed the number of Shares to be purchased, the Purchasers will purchase properly tendered Shares on a pro-rata basis from all Stockholders who properly tender Shares and do not properly withdraw them before the Expiration Date. If Shares to be purchased are reduced on a pro-rata basis, you may elect (at the time of tendering your Shares) to either withdraw all of your Shares tendered for purchase or have your Shares purchased on a pro-rata basis. If you elect to have your Shares purchased on a pro-rata basis, your participation in the Company's dividend reinvestment plan will be discontinued with respect to any Shares tendered for purchase (and not properly withdrawn) that are not purchased as a result of a pro rata reduction in Shares purchased. See Item 5 below for more information. Please select one of the following options below. If an option is not selected, properly tendered Shares will be purchased on a pro-rata basis, in accordance with the terms of the Offer.
☐ Purchase my Shares on a pro-rata basis, if applicable, upon the terms and subject to the conditions of the Offer.
☐ Withdraw my request to tender my Shares if the Shares to be purchased will be reduced on a pro-rata basis.

5.DIVIDEND REINVESTMENT
Only applicable to Dividend Reinvestment
Your participation in the Company's dividend reinvestment plan will be discontinued with respect to any Shares tendered for repurchase (and not properly withdrawn) that are not repurchased pursuant to the terms of the Offer. If you wish to discontinue your participation in the Company's dividend reinvestment plan with respect to Shares not tendered for repurchase, you must complete the Account Maintenance Form which can be obtained on the Company’s website at www.mscincomefund.com/investors/forms or by contacting Hines Investor Relations at 888.220.6121.

6.AUTHORIZED SIGNATURES
By executing this Letter of Transmittal, the undersigned hereby delivers to the Purchasers in connection with the Offer to Purchase the number of Shares indicated above.
All Custodial and Broker-controlled accounts must include the Custodian and/or Broker Dealer signature. Sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.
Additional documentation may be required if redeeming from a Trust, Corporation, Retirement Plan, or Partnership account. If related to death, the completion of the MSC Income Fund, Inc. Transfer and Assignment of Shares form may be required. Contact Hines Investor Relations for detailed instructions at 888.220.6121.
IMPORTANT: Signature Guarantee is required if any of the following applies:
•Amount to be redeemed is $100,000 or more.
•The redemption is to be sent to an address other than the address the Company has had on record for the past 30 days.
•The redemption is to be sent to an address other than the address on record.
•If name has changed from the name in the account registration, the Company must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>” and you must sign your old and new name.
•The redemption proceeds are deposited directly according to banking instructions provided on this form. (Non-Custodial Investors Only)

Signature(s) must correspond exactly with the name(s) and account registration in which you held the shares.

Investor Name (Please Print)	Signature	Date

Co-Investor Name (Please Print)	Signature	Date

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below)	Custodian and/or Broker/Dealer Authorization (if Applicable)

Signature of Authorized Person

Is the account held by a Custodian or with Ameriprise Financial Services Inc., AXA Advisors, LLC, LPL Financial, LLC, or Wells Fargo Clearing Services LLC? This form MUST be submitted to the appropriate firm for signoff before submitting to MSC Income Fund, Inc. Sufficient time should be allowed to ensure timely delivery prior to the Expiration Date.

Mail to: MSC Income Fund, Inc. | P.O. Box 219406 | Kansas City, MO 64121-9406
Overnight: MSC Income Fund, Inc. | 430 W. 7th Street, Suite 219406 | Kansas City, MO 64105-1407
Investor Relations: 888.220.6121